Exhibit 99.2

Consent of Yan Lin Han to Become a Director

The undersigned, Yan Lin Han, hereby consents to the use of his name to become a Director of Dragon Pharmaceutical, Inc. in connection with the Registration Statement filed on Form S-4.

Date: June 14, 2004	/s/ YAN LIN HAN
Yan Lin Han